                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:


[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HOLLYWOOD PARK, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

                              HOLLYWOOD PARK, INC.
                           1050 SOUTH PRAIRIE AVENUE
                          INGLEWOOD, CALIFORNIA 90301

                                                                   June 20, 1995

Dear Fellow Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Hollywood Park, Inc., to be held at the Hollywood Park Casino (located adjacent to the Hollywood Park Race Track), 1088 South Prairie Avenue, Gates 3 or 4, Inglewood, California 90301 on July 18, 1995 at 10:00 a.m. local time.

  In addition to the election of directors, the Annual Meeting will provide us with an opportunity to review with you in person the various projects which the Company is undertaking, including the proposed football stadium project and the Pyramid Casino in Compton, both of which we view as exciting opportunities for the Company.

  The enclosed proxy statement contains important information concerning the directors to be elected at the Annual Meeting. We hope you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. Even if you presently plan to attend our Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

                                          Sincerely,

                                          /s/ R.D. HUBBARD

                                          R.D. HUBBARD
                                          Chairman of the Board and
                                          Chief Executive Officer

         PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR
              NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                              HOLLYWOOD PARK, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 18, 1995

TO THE STOCKHOLDERS OF HOLLYWOOD PARK, INC.:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Hollywood Park, Inc., a Delaware corporation (the "Company"), will be held in the Hollywood Park Casino (located adjacent to the Hollywood Park Race Track), 1088 South Prairie Avenue, Gates 3 or 4, Inglewood, California 90301, on July 18, 1995 at 10:00 a.m. local time, for the following purposes:

  1. To elect a board of 11 directors for the Company to serve for the coming year.

  2. To consider and transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

  Only stockholders of record on the books of the Company as of the close of business on June 16, 1995 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

              PLEASE READ THE ENCLOSED PROXY STATEMENT CAREFULLY.

  It is important that your shares be represented at the Annual Meeting. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. If you later find that you can be present or desire to revoke your proxy for any reason, you may do so at any time before the voting at the Annual Meeting.

                                        By Order of the Board of Directors of
                                        the Company

                                        WARREN B. WILLIAMSON
                                        Vice President and Secretary

June 20, 1995
Inglewood, California

                              HOLLYWOOD PARK, INC.
                           1050 SOUTH PRAIRIE AVENUE
                          INGLEWOOD, CALIFORNIA 90301

                          PROXY STATEMENT RELATING TO
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 18, 1995

  This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Hollywood Park, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held in the Hollywood Park Casino (located adjacent to the Hollywood Park Race Track), 1088 South Prairie Avenue, Inglewood, California, 90301, on July 18, 1995 at 10:00 a.m. local time, and at any adjournments or postponements thereof (the "Annual Meeting"). The stockholders of the Company will consider (i) the election of 11 directors for the Company who would serve for the coming year, and (ii) any other business that properly comes before the Annual Meeting.

                               ----------------

  This Proxy Statement is dated June 20, 1995 and, together with the form of proxy, shall first be mailed to the Company's stockholders on or about June 23, 1995.

                           VOTING RIGHTS AND PROXIES

RECORD DATE; OUTSTANDING SECURITIES

  Only stockholders of record on the books of the Company as of the close of business on June 16, 1995 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On that date, the Company had 18,369,634 shares of common stock (the "Common Stock") issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting.

QUORUM

  The holders of one-third of the outstanding shares entitled to vote at the Annual Meeting, present in person or represented by proxy (including abstentions and broker non-votes), constitute a quorum for the transaction of business at the Annual Meeting.

PROXIES AND SOLICITATION OF PROXIES

  Your proxy may be revoked by you at any time prior to its use by (i) filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person. Subject to such revocation, all shares represented by valid proxies will be voted at the Annual Meeting in accordance with the specifications on such proxies. If no specifications are given by the stockholder executing the proxy card, valid proxies will be voted to elect the persons nominated for election to the Board of Directors of the Company listed on the proxy card, and in the discretion of the appointed proxies upon such other matters as may properly come before the Annual Meeting. The Company is not aware of any other matters to be considered at the Annual Meeting. Under the Company's By-Laws, stockholders may not present proposals for action, or nominate directors, at the Annual Meeting unless written notice thereof, containing the information required by such By-Laws, was delivered to the Secretary of the Company no later than May 31, 1995. No such proposals or nominations were received by such date.

  Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of the Company on a part-time basis and for no additional compensation. In addition, the Company has retained D.F. King & Co., Inc. ("D.F. King") at a cost of $3,000, plus reimbursement of expenses (which are not expected to exceed $14,000), to assist in the solicitation of proxies from brokerage firms, nominees, institutions and individuals and to perform other related services. The entire cost of soliciting proxies under this Proxy Statement will be borne by the Company and will include, in addition to the amounts paid D.F. King, amounts paid in reimbursement to banks, brokerage firms and others for their expenses in forwarding soliciting material.

  If you have any questions or need further assistance in voting your shares, please call the Company's proxy solicitor, D.F. King & Co., Inc. at (800) 669-5550.

                             ELECTION OF DIRECTORS

                           (ITEM NO. 1 ON PROXY CARD)

  At the Company's Annual Meeting, common stockholders will be asked to vote on the election of 11 directors who will constitute the full Board of Directors of the Company. The eleven nominees receiving the highest number of votes from holders of shares of the Common Stock of the Company represented and voting at the Annual Meeting will be elected to the Board of Directors of the Company. Unless a nominee other than the nominees listed below is properly nominated, abstentions and broker non-votes will not have an effect on the election of the nominees listed below. Each director so elected will hold office until the next annual meeting and until his successor is elected and qualified.

GENERAL

  Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders as directed by the Board of Directors.

  There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company.

INFORMATION REGARDING THE DIRECTORS AND NOMINEES FOR THE BOARD OF DIRECTORS OF THE COMPANY

  The following table lists the persons nominated by the Board of Directors of the Company for election as directors of the Company and provides certain information concerning each such person. All of the nominees are currently directors of the Company.

                     NAME AND AGE, POSITION WITH                        SERVED
                   THE COMPANY (IF ANY), PRINCIPAL                       AS A
               OCCUPATIONS DURING LAST FIVE (5) YEARS;                 DIRECTOR
                        CERTAIN DIRECTORSHIPS                           SINCE
               ---------------------------------------                 --------
NOMINEES
John J. Brunetti, 64, Chairman of the Board and Chief Executive Offi-    1993
 cer, Joseph J. Brunetti Construction Company (real estate develop-
 ment, ownership and management) since 1968; Chairman of the Board,
 Chief Executive Officer and principal stockholder, Hialeah Park
 (thoroughbred horse racing) since 1977; Owner, Red Oak Farm (thor-
 oughbred breeding farm and racing stable); Member, Board of Trust-
 ees, New York Military Academy, since 1973 (President since 1987);
 Member, New Jersey HBPA, 1967; Florida TOBA, since 1969; Director,
 Monmouth Park Jockey Club from 1982 to 1987; Member, Turf & Field
 Club since 1976.

                     NAME AND AGE, POSITION WITH                        SERVED
                   THE COMPANY (IF ANY), PRINCIPAL                       AS A
               OCCUPATIONS DURING LAST FIVE (5) YEARS;                 DIRECTOR
                        CERTAIN DIRECTORSHIPS                           SINCE
               ---------------------------------------                 --------
R.D. Hubbard, 60, Chairman of the Board and Chief Executive Officer      1990
 of the Company since September 1991; Chairman of the Board and Chief
 Executive Officer of Hollywood Park Operating Company since February
 1991; President of Hollywood Park Operating Company from February to
 July 1991; Chairman, AFG Industries, Inc. and its parent company,
 Clarity Holdings Corp. (glass manufacturing) and director of AFG In-
 dustries, Inc.'s subsidiaries, from 1978 to July 1993; Chairman of the Board and 60% stockholder, Sunflower Racing, Inc. (Woodlands
 Race Tracks--horse racing and greyhound racing) from 1988 to March
 1994; President, Director, and owner of Ruidoso Downs Racing, Inc.
 (horse racing) since 1988; Chairman of the Board, Chief Executive
 Officer and sole stockholder, Multnomah Kennel Club, Inc. (greyhound racing) since December 1991; Owner and breeder of numerous thorough-
 breds and quarter horses since 1962.
J.R. Johnson, 74, Director, Hollywood Park Operating Company from        1991
 February 1991 to January 1992; Chairman, President and Chief Execu-
 tive Officer, NEWMAR (marine electronics manufacturing) since 1980;
 Director, Logicon, Inc. (defense oriented intelligence); Trustee,
 Westminster College.
Howard W. Koch, 79, Director, Hollywood Park Operating Company or its    1991
 predecessor from 1977 to 1988 and February 1991 to January 1992; In-
 dependent Motion Picture Producer and Director with Paramount Pic-
 tures Corp. since 1964.
Robert T. Manfuso, 57, Director, Hollywood Park Operating Company        1991
 from February 1991 to January 1992; Co-Chairman of the Board, Laurel
 Racing Association (horse racetrack management) from 1984 to Febru-
 ary 1994; Vice Chairman of the Board, The Maryland Jockey Club
 (horse racing) from 1986 to February 1994; Executive Vice President,
 Laurel Racing Association from 1984 to May 1990; Executive Vice
 President, The Maryland Jockey Club from 1986 to June 1990; Direc-
 tor, Maryland Horse Breeders Association from 1984 to 1992 and since
 1993; Member, Executive Committee, Maryland Million since 1991.
John V. Newman, 85, Treasurer of the Company from 1989 to September      1989
 1991; Director, Hollywood Park Operating Company from 1977 to Janu-
 ary 1992; President and Chief Executive Officer, Newman Ranch Com-
 pany (citrus farming) since 1989; Chairman Emeritus of the Board of
 Directors, Sunkist Growers, Inc. (citrus marketing) since 1977;
 Chairman of the Board, California Horse Racing Board from 1972 to
 1977.
Harry Ornest, 71, Vice Chairman of the Board of the Company since        1991
 September 1991; Director, Hollywood Park Operating Company since
 1988; Vice Chairman of the Board, Hollywood Park Operating Company
 since February 1991; Owner and Chairman, Toronto Argonauts Football
 Club (Canadian Football League club) from 1988 to May 1991.
Kjell H. Qvale, 75, Director, Hollywood Park Operating Company from      1991
 February 1991 to January 1992; Owner and Chief Executive Officer,
 British Motor Car Distributors, Ltd. (auto dealership), since 1947;
 Director, Pacific Racing Association (operates horse racing for
 Golden Gate Fields Racetrack) from 1988 to January 1992; Chairman,
 California Jockey Club (horse racing) since 1991.
Lynn P. Reitnouer, 62, Director, Hollywood Park Operating Company        1991
 from September 1991 to January 1992; Partner, Crowell Weedon & Co.
 (stock brokerage) since 1969; Director and President, Forest Lawn
 Memorial Parks Association, since 1975; Director and Secretary,
 COHR, Inc. (subsidiary of Hospital Council of Southern California), since 1986; Trustee, University of California Santa Barbara Founda-
 tion since 1992.

                     NAME AND AGE, POSITION WITH                        SERVED
                   THE COMPANY (IF ANY), PRINCIPAL                       AS A
               OCCUPATIONS DURING LAST FIVE (5) YEARS;                 DIRECTOR
                        CERTAIN DIRECTORSHIPS                           SINCE
               ---------------------------------------                 --------
Herman Sarkowsky, 70, Director, Hollywood Park Operating Company from    1991
 February 1991 to January 1992; Owner, Sarkowsky Investment Corpora-
 tion and SPF Holding, Inc. (real estate development and investments)
 since 1980; Director, The Sarkowsky Foundation (charitable founda-
 tion) since 1982; thoroughbred horse breeder and owner since 1959;
 Director, Synetics, Inc. (porous plastic manufacturing); Director,
 Seafirst Corporation (banking).
Warren B. Williamson, 66, Vice President and Secretary of the Company    1988
 since September 1991; Chairman of the Board and Chief Executive Of-
 ficer of the Company from 1989 to September 1991; Director, Holly-
 wood Park Operating Company since 1985; Vice President and Secre-
 tary, Hollywood Park Operating Company since February 1991; Secre-
 tary and Treasurer, Hollywood Park Operating Company from 1985 to
 November 1990; Chairman and Chief Executive Officer, Chandis Securi-
 ties Co. (holding company) since 1985; Director, Times Mirror Compa-
 ny; Trustee, Hospital of the Good Samaritan; Trustee, California
 Thoroughbred Breeders Foundation; Trustee, Claremont McKenna Col-
 lege; Chairman Emeritus, Art Center College of Design; Breeder and
 racer of thoroughbreds since 1970.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

                  CERTAIN INFORMATION CONCERNING THE BOARD OF
                          DIRECTORS AND ITS COMMITTEES

  The Company has a standing Executive Committee which is chaired by Mr. Ornest and currently consists of Messrs. Hubbard, Koch, Ornest, Reitnouer and Williamson. The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the fullest extent authorized by Delaware law. The Executive Committee had seven formal meetings in 1994 and acted by unanimous written consent on four occasions.

  The Company has a standing Audit Committee which is chaired by Mr. Newman and currently consists of Messrs. Newman, Reitnouer, Sarkowsky and Johnson. The functions of the Audit Committee are to review the audits of the Company's books performed by outside independent auditors, to consider matters of accounting policy and to investigate and recommend to the Board independent auditors for the following year. The Audit Committee met once in 1994.

  The Company has a standing Compensation Committee, which currently consists of Messrs. Johnson, Manfuso, Sarkowsky and Williamson. Mr. Johnson chairs the Compensation Committee. The functions of the Compensation Committee are to make recommendations to the Board of Directors regarding the annual salaries and other compensation of the officers of the Company, to provide assistance and recommendations with respect to the compensation policies and practices of the Company and to assist with the administration of the Company's compensation plans. The Compensation Committee met once in 1994.

  The Executive Committee acts as the Company's nominating committee. The Executive Committee generally does not consider nominees recommended by the Company's stockholders.

  During the year ended December 31, 1994, each incumbent director of the Company attended at least 75% of the aggregate of (i) the three meetings of the Board of Directors and (ii) the total number of meetings of the committees on which he served (during the periods that he served).

  During the year ended December 31, 1994, each director of the Company received a fee at the rate of $18,000 per year. In addition, each member of the Executive Committee receives $1,000 for each meeting of that Committee, while other committee members receive $500 per meeting. Directors of the Company may elect to defer all or a portion of their fees pursuant to the Directors Deferred Compensation Plan. Any such deferred compensation is credited to a deferred compensation account, either in cash, shares of the Company's Common Stock, or a combination of both. Any deferred accounts that are credited in shares of Common Stock are also credited in shares of Common Stock for any dividends with respect to the Common Stock that are declared by the Board. All of the Company's directors have elected to defer their fees and to have their deferred compensation accounts credited with shares of Common Stock.

  In addition, directors and their guests are entitled, without charge, to use the Directors' Room at Hollywood Park, which is open on weekends and holidays during the racing season.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee of the Company's Board of Directors for the 1994 fiscal year were Messrs. Johnson, Manfuso and Qvale. None of such persons were officers or employees or former officers or employees of the Company or any of its subsidiaries, or had any relationships which would require disclosure by the Company pursuant to Item 404 of Regulation S-K ("Certain Relationships and Related Transactions").

                               EXECUTIVE OFFICERS

  Each of the executive officers of the Company holds office at the pleasure of the Board of Directors. The current executive officers of the Company are as follows:

     NAME                    POSITION
     ----                    --------
     R.D. Hubbard..........  Chairman of the Board and Chief Executive Officer
     Harry Ornest..........  Vice Chairman of the Board
     Donald M. Robbins.....  President; President, Racing Division; and
                             Assistant Secretary
     G. Michael Finnigan...  President, Gaming and Entertainment Division;
                             Executive Vice President, Treasurer and Chief
                             Financial Officer
     Warren B. Williamson..  Vice President and Secretary

  Background information for all executive officers other than Messrs. Robbins and Finnigan is provided above. See "Election of Directors."

  Mr. Robbins, 47, has been President, Racing since February 1994; President and Assistant Secretary of the Company since September 1991; General Manager of Hollywood Park Operating Company ("Operating Company"; collectively, the Company and Operating Company are referred to herein as the "Companies") from 1986 to February 1994, Executive Vice President of Operating Company since 1988, and President and Secretary of Operating Company since July 1991.

  Mr. Finnigan, 46, has been President, Gaming and Entertainment, since February 1994; Executive Vice President and Chief Financial Officer of each of the Companies since March 1989; and Treasurer of each of the Companies since March 1992.

                             EXECUTIVE COMPENSATION

  The following tables summarize the annual and long-term compensation of and stock options held by the Company's Chief Executive Officer and the two additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 1994.

SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION
                          ------------------------------------------
           (A)            (B)     (C)         (D)          (E)          (F)           (G)
                                                                     SECURITIES
                                                          OTHER      UNDERLYING
        NAME AND                                         ANNUAL       OPTIONS/     ALL OTHER
   PRINCIPAL POSITION     YEAR SALARY($)    BONUS($) COMPENSATION($)  SARS(#)   COMPENSATION($)
   ------------------     ---- ---------    -------- --------------- ---------- ---------------
R.D. Hubbard............. 1994 $400,000        $0        $     0            0      $      0
  Chief Executive Officer 1993  400,000         0              0            0             0
                          1992  266,667(1)      0         26,400(2)         0             0
Donald M. Robbins........ 1994 $255,501        $0        $     0       20,000      $245,833(3)
  President; President,   1993  255,501         0              0       30,000       246,313(3)
  Racing Division,        1992  246,681         0              0            0       246,313(3)
  and Assistant Secretary
G. Michael Finnigan...... 1994 $262,608       $ 0        $     0       20,000      $      0
  President, Gaming and   1993  262,608         0              0       30,000         1,308(4)
  Entertainment Division  1992  250,008         0              0            0         1,308(4)
  Executive Vice
   President,
  Treasurer and Chief
  Financial Officer

- --------
(1) In April, 1992, the Company entered into a management agreement with R.D. Hubbard Enterprises, Inc. to provide Mr. Hubbard's services as Chief Executive Officer of the Company at an annual base amount of $400,000, plus such bonuses as may be determined by the Board of Directors.

(2) From June 1991 until May 1992, the Company leased an apartment for use by track officials and guests of the Company. Mr. Hubbard used the apartment when he was in Los Angeles. The annual lease rate for the apartment was approximately $132,000. The Company has apportioned 60% of the lease payments to Mr. Hubbard based on the approximate relative usage of the apartment by Mr. Hubbard. Mr. Hubbard assumed the lease obligations on the apartment in May 1992 when the Company began paying the $400,000 annual fee.

(3) In April, 1992, the Company and Mr. Robbins entered into an agreement terminating his employment agreement with the Company and providing for the payment to Mr. Robbins of the change of control benefit under that contract in three equal annual installments of $245,833 in April, 1992, 1993 and 1994. The amount shown represents the second installment, as well as $480 in matching contributions in 1992 and 1993 under the Company's 401(k) Plan. Mr. Robbins is currently employed by the Company without an employment contract.

(4) Reflects matching contributions under the Company's 401(k) Plan.

OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 1994

                                       INDIVIDUAL GRANTS
                         -----------------------------------------------
                                                                          POTENTIAL REALIZABLE VALUE
                         NUMBER OF     % OF TOTAL                         AT ASSUMED ANNUAL RATES OF
                         SECURITIES     OPTIONS                          STOCK PRICE APPRECIATION FOR
                         UNDERLYING    GRANTED TO   EXERCISE                    OPTION TERM (A)
                          OPTIONS      EMPLOYEES    PRICE PER EXPIRATION -----------------------------
          NAME           GRANTED (#) IN FISCAL YEAR   SHARE      DATE      0%      5%         10%
          ----           ----------  -------------- --------- ---------- ----- ---------- ------------
R.D. Hubbard............      --           --        $  --          --   $   0 $        0 $          0
Donald M. Robbins.......   20,000         23.5%       22.00    02/09/04      0    717,000    1,141,000
G. Michael Finnigan.....   20,000         23.5%       22.00    02/09/04      0    717,000    1,141,000

  Options granted in 1994 are exercisable starting 12 months after the grant date, with 33 1/3% of the shares covered thereby becoming exercisable at that time, and with an additional 33 1/3% of the option shares becoming exercisable on each successive anniversary date. The options expire ten years from the date of grant, one month after termination of employment, or six months after the death or permanent disability of the optionee. Each of the options was granted under the 1993 Stock Option plan with an exercise price equal to 100% of the closing price of the Company's Common Stock on that date on the NASDAQ National Market System.

  (a) The amounts shown are not the values of the options on the dates they were granted. Instead, these are hypothetical future values based on the difference between the option exercise price and the assumed future Common Stock price at the end of the 10-year term of the options using hypothetical rates of growth of 0%, 5% and 10%, respectively. There can be no assurance that the growth rates specified in the table will be achieved.

PENSION PLAN

                           YEARS OF QUALIFIED SERVICE

FINAL AVERAGE ANNUAL
SALARY                     10      15       20          25          30
- --------------------     ------- ------- --------    --------    --------
$100,000................ $24,920 $37,380 $ 49,839    $ 62,299    $ 67,299
 150,000................  38,170  57,255   76,339      95,424     102,924
 200,000(2).............  51,420  77,130  102,839     118,800(1)  118,800(1)
 250,000 to 500,000(2)..  64,670  97,005  118,800(1)  118,800(1)  118,800(1)

- --------

(1) Under current provisions of the Internal Revenue Code, the maximum annual benefit that may be paid under the Pension Plan is $118,800 for a participant retiring at age 65 in 1994.

(2) Under current provisions of the Code, the maximum average salary that may be used in calculating retirement benefits in 1994 is $150,000. Benefits accrued on April 1, 1994 (based on prior compensation limits) are grandfathered.

  The Company's Pension Plan (the "Pension Plan") is a non-contributory, defined benefit plan which applies to all employees who have completed one year of qualified service, including directors who are employees. In general, pension benefits are based on years of service and eligible earnings. Donald M. Robbins and G. Michael Finnigan are the only officers or directors of the Company who are currently participating in the Pension Plan and currently have approximately eight years and five years of qualified service, respectively. Only amounts earned by Messrs. Robbins and Finnigan as "salary" as shown in the Executive Compensation Table, above, are considered in determining their benefit levels.

  The amounts shown in the table above are estimated annual retirement benefits under the Pension Plan (assuming payments are made on the normal life annuity basis and not under the provisions on survivor benefits) upon normal retirement at age 65 in 1994, after various years of qualified service and at selected average annual compensation levels. Benefits do not become vested until an employee has completed five years and are not subject to deduction for Social Security or other offset amounts.

  The amounts required to fund the Pension Plan are determined actuarially and are paid by the Company to a life insurance company under an unallocated group annuity contract. In 1994, the Company did not make any contributions to the Pension Plan on behalf of Messrs. Robbins and Finnigan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, which is composed entirely of independent outside directors, is responsible for making recommendations to the Board regarding the annual salaries and other compensation of the officers of the Company, providing assistance and recommendations with respect to the compensation policies and practices of the Company and assisting with the administration of the Company's compensation plans.

  In order to attract and retain well-qualified executives, which the Compensation Committee believes is crucial to the Company's success, the Compensation Committee's general approach to compensating executives is to pay cash salaries which are commensurate with the executives' experience and expertise and, where relevant, are competitive with the salaries paid to executives in the Company's main industries and primary geographic locations, which are currently thoroughbred horse racing tracks and card clubs in Southern California and horse and dog racing tracks in Kansas and Arizona and other jurisdictions. In addition, to align its executives' compensation with the Company's business strategies, values and management initiatives, both short and long term, the Committee may, with the Board's approval, authorize the payment of discretionary bonuses based upon an assessment of each executive's contributions to the Company. In general, the Compensation Committee believes that these discretionary bonuses should be related to the Company's and the executive's performance, although specific performance criteria have not been established.

  The Compensation Committee also believes that stock ownership by key executives provides a valuable incentive for such executives and helps align executives' and stockholders' interests. To facilitate these objectives, the Company adopted the 1993 Stock Option Plan, pursuant to which the Company may grant stock options to executives (as well as other employees and directors) to purchase up to 625,000 shares of the Company's Common Stock. In 1994, the Compensation Committee approved grants of options to purchase 85,000 shares of the Company's Common Stock, with an exercise price equal to the Company's stock price on the date of grant. Of these, Messrs. Robbins and Finnigan each received options to purchase 20,000 shares of the Company's Common Stock. In order to ensure that the options fulfilled their purpose of helping the Company attract and retain key employees, the Compensation Committee determined to lower the exercise price for all of the Company's outstanding stock options to $13.00, the Company's closing stock price on the date on which the action was taken.

  In 1994, the management company which provides Mr. Hubbard's services to the Company was paid a fee of $400,000. This payment was fixed in 1992 based upon an analysis of (i) the annual compensation received by the Chief Executive Officer of Santa Anita Racetrack, (ii) the annual base salaries currently being paid to Messrs. Robbins and Finnigan, (iii) the prominence of Mr. Hubbard in the business community in general and the horse racing community in particular,
(iv) the level and value of the contribution that the Compensation Committee believes Mr. Hubbard has made, and can make in the future, to the Company and
(v) the fact that Mr. Hubbard was willing to accept this amount even though the Committee believes that he could command a much higher compensation level based upon his business experience and expertise. The Compensation Committee continued this salary level even though it believes that Mr. Hubbard would be entitled to significantly higher levels of base compensation based upon not only the above-mentioned factors, but also the Company's expansion into the card club and gaming business, where executive salaries tend to be substantially higher than those in the thoroughbred horse racing business. While Mr. Hubbard's base salary is not dependent upon the Company's performance, it is anticipated that any bonuses he may receive, based upon the recommendation of the Compensation Committee and the approval of the Board of Directors, would be, at least in part, so dependent.

June 14, 1995                             COMPENSATION COMMITTEE

                                          J.R. Johnson (Chairman)
                                          Robert T. Manfuso
                                          Herman Sarkowsky
                                          Warren B. Williamson

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG THE COMPANY, MEDIA GENERAL STANDARD INDUSTRIAL CODE 7999 INDEX--AMUSEMENT
              AND RECREATION SERVICES & THE NASDAQ MARKET INDEX**

                 [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           HOLLYWOOD      SIC CODE     NASDAQ
(Fiscal Year Covered)        PARK, INC.     7999         Market Index
- ---------------------        ----------     --------     ------------
Measurement Pt-12/31/1989    $100           $100         $100
FYE 12/31/1990               $166.48        $ 60.32      $ 81.12
FYE 12/31/1991               $124.62        $ 94.82      $104.14
FYE 12/31/1992               $ 96.39        $111.81      $105.16
FYE 12/31/1993               $307.62        $181.27      $126.14
FYE 12/31/1994               $112.79        $143.81      $132.14



* ASSUMES $100 INVESTED ON DECEMBER 31, 1989 IN COMMON STOCK OF THE COMPANY, MEDIA GENERAL STANDARD INDUSTRIAL CODE 7999 INDEX--AMUSEMENT AND RECREATION SERVICES & THE NASDAQ MARKET INDEX

** TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

  The above graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company has entered into an aircraft time sharing agreement with R.D. Hubbard Enterprises, Inc. ("Hubbard Enterprises"), which is wholly owned by Mr. Hubbard. The agreement covers the period November 1, 1993 through December 31, 1994. Thereafter, the agreement automatically renews for additional terms of one month each, unless written notice of termination is given by one party to the other at least two weeks before a renewal term. Pursuant to the agreement, the Company agreed to reimburse Hubbard Enterprises for expenses incurred as a result of the Company's use of the aircraft, which totalled approximately $139,000 in 1994.

  The Company also pays Hubbard Enterprises a management fee for Mr. Hubbard's services as Chief Executive Officer; such fee was $400,000 in 1994.

  On March 23, 1994, the Company acquired Sunflower Racing, Inc. ("Sunflower"), a greyhound and thoroughbred track located in Kansas City, Kansas, of which Mr. Hubbard was Chairman of the Board and 60% stockholder. Sunflower, operating as the Woodlands, became a wholly-owned Subsidiary of the Company. The purchase price was $15,000,000 and was paid with 591,715 shares of Hollywood Park Common Stock, of which Mr. Hubbard received 236,686 shares, then valued at approximately $6,000,000.

In addition, immediately following the merger, Hollywood Park contributed $5,000,000 in cash to repay a portion of the subordinated debt owed by Sunflower to Mr. Hubbard in return for more favorable terms on the approximately $13,059,000 remaining balance of the subordinated debt, which is payable in full on January 1, 2003. The agreement of merger also provided that under certain circumstances the former Sunflower shareholders would be entitled to receive additional shares of Hollywood Park Common Stock. As of March 23, 1995, the former Sunflower shareholders transferred their right to such additional consideration to Hollywood Park for nominal consideration and have no further entitlement to additional consideration.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth the name, address (address is provided for persons listed as beneficial owners of 5% or more of the Common Stock or Depositary Shares) and number of shares and percent of the Common Stock or Depositary Shares, respectively, beneficially owned as of June 1, 1995, by each person known to the Board of Directors to be the beneficial owner of 5% or more of the outstanding shares of Common Stock or Depositary Shares, each Director, each named Executive Officer and Directors and Executive Officers as a group.

                                          COMMON STOCK                  DEPOSITARY SHARES(B)
                          -------------------------------------------- -----------------------
                          AMOUNT AND     AMOUNT AND
                          NATURE OF      NATURE OF                     AMOUNT AND
                          BENEFICIAL     BENEFICIAL       PERCENT OF   NATURE OF   PERCENT OF
                          OWNERSHIP      OWNERSHIP          SHARES     BENEFICIAL    SHARES
NAME OF BENEFICIAL OWNER  (PRIMARY)  (FULLY DILUTED)(A) OUTSTANDING(A) OWNERSHIP   OUTSTANDING
- ------------------------  ---------- ------------------ -------------- ----------  -----------
R. D. Hubbard...........  2,119,840      2,619,820(c)        13.9%     600,000(d)     21.8%
 Hollywood Park, Inc.
 1050 South Prairie
  Avenue
 Inglewood, California
  90301
State of Wisconsin In-
 vestment Board.........  1,752,000      1,752,000(e)         9.5%         --          --
 P.O. Box 7842
 Madison, Wisconsin
  53707
Harry Ornest............  1,176,300      1,226,298(f)         6.7%        60,000       2.2%
 Hollywood Park, Inc.
 1050 South Prairie
  Avenue
 Inglewood, California
  90301
Legg Mason, Inc. .......  1,207,000      1,207,000(g)         6.6%         --          --
 111 South Calvert
  Street
 Baltimore, Maryland
  21202
John J. Brunetti........    683,680        683,680(h)         3.7%         --          --
J.R. Johnson............    189,583        368,743(i)         2.0%       215,000       7.8%
Warren B. Williamson....    125,000        147,916(j)         *           27,500       1.0%
Lynn P. Reitnouer.......     35,000         35,000            *            --          --
John V. Newman..........     26,670         26,670(k)         *            --          --
Kjell H. Qvale..........     21,266         21,266(l)         *            --          --
Robert T. Manfuso.......     20,000         28,333(m)         *           10,000        *
Herman Sarkowsky........     10,938         10,938            *            --          --
Howard W. Koch..........      1,458          1,458            *            --          --
G. Michael Finnigan.....     25,415         52,082(n)         *            --          --
Donald M. Robbins.......     12,339         39,006(o)         *            --          --
Directors and Executive
 Officers as
 a group (13 persons)...  4,447,489      5,261,210(p)        27.4%       912,500      32.8%

- --------
* Less than one percent (1%) of the outstanding common or depositary shares.

(a) Assumes exercise of stock options or conversion of the Depositary Shares beneficially owned by the named individual or entity into shares of Common Stock.

(b) Each depositary share may be converted into 0.8333 shares of Common Stock, subject to adjustment in certain circumstances.

(c) Includes 499,980 shares of Common Stock issuable upon conversion of 600,000 Depositary Shares, including 300,000 Depositary Shares owned by the R.D. and Joan Dale Hubbard Foundation.

(d) Includes 300,000 Depositary Shares owned by the R.D. and Joan Dale Hubbard Foundation.

(e) Based upon information provided by the stockholder in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1995.

(f) Includes 49,998 shares of Common Stock issuable upon conversion of 60,000 Depositary Shares. Also includes 40,000 shares of Common Stock held by the Ornest Family Foundation, for which Mr. Ornest acts as a trustee (Mr. Ornest disclaims any pecuniary interest in these shares). In addition, as Trustee of the Harry and Ruth Ornest Trust, Mr. Ornest and his wife, Ruth Ornest, share the power to vote 60% of the interest in the Ornest Family Partnership (the "Partnership"), which in turn has the power to dispose of the 1,136,300 shares of Common Stock held in the name of the Partnership.

(g) Based upon information provided by the stockholder in a Schedule 13G filed with the Securities and Exchange Commission on March 3, 1995.

(h) All of the shares are owned by Elberon Investment Corp., of which Mr. Brunetti owns all of the outstanding Common Stock.

(i) Includes 179,160 shares of Common Stock issuable upon conversion of 215,000 Depositary Shares.

(j) Includes 22,916 shares of Common Stock issuable upon conversion of 27,500 Depositary Shares.

(k) All of the shares are owned by the Newman Family Trust, for which Mr. Newman and his wife serve as trustees.

(l) All the shares are owned by the Kjell and Kathryn Qvale Family Trust, for which Mr. Qvale and his wife serve as trustees.

(m) Includes 8,333 shares of Common Stock issuable upon conversion of 10,000 Depositary Shares.

(n) Includes 26,667 shares of Common Stock which Mr. Finnigan has the right to acquire pursuant to options granted under Hollywood Park's 1993 Stock Option Plan which are exercisable within sixty days of June 1, 1995.

(o) Includes 26,667 shares of Common Stock which Mr. Robbins has the right to acquire pursuant to options granted under Hollywood Park's 1993 Stock Option Plan which are exercisable within sixty days of June 1, 1995.

(p) Includes 813,720 shares of Common Stock of which the Directors and Executive Officers may be deemed to have beneficial ownership following (i) conversion of 912,500 Depositary Shares and (ii) the exercise of options to purchase 53,334 shares of Common Stock which are exercisable within sixty days of June 1, 1995. Excluding such shares, the Directors and Executive Officers of the Company have beneficial ownership of 4,447,489 shares of Common Stock, which represents 24.2% of the shares of Common Stock outstanding as of June 1, 1995.

  Based solely upon a review of reports received by the Company during or with respect to the year ended December 31, 1994 pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, Mr. Ornest did not timely file two reports, each covering one purchase of shares of Common Stock; Mr. Manfuso did not timely file one report covering one purchase of shares of Common Stock; Mr. Hubbard did not timely file one report covering the acquisition of Common Stock in exchange for the stock of Sunflower owned by Mr. Hubbard; Mr. Brunetti did not timely file seven reports, each covering one purchase of shares of Common Stock; and Mr. Qvale did not timely file one report covering one purchase of shares of Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen & Co. LLP has served as the Company's independent public accountants for the fiscal year ending December 31, 1994.
Representatives of Arthur Andersen & Co. LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make any statements they desire.

  Until April 28, 1994, the Company's auditors were KPMG Peat Marwick LLP. Following a competitive bidding process, the Company, with the approval of the Audit Committee, retained Arthur Andersen & Co. LLP as its auditors for the fiscal year ended December 31, 1994. The decision to dismiss KPMG Peat Marwick LLP was not motivated by any disagreements as to any accounting matters. KPMG Peat Marwick LLP was advised of the change on April 28, 1994. Since KPMG Peat Marwick LLP was retained on March 11, 1991, none of its reports on the Company's financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, since that date there have been no disagreements relative to accounting principles, practices, financial statement disclosure, auditing scope or procedures which, if not resolved to the auditor's satisfaction, would have resulted in a reference to the subject matter of the disagreements in connection with its reports, nor were there any events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Stockholders who wish to present proposals for action, or to nominate directors, at the next annual meeting of stockholders of the Company (that is, the next annual meeting following the Annual Meeting that is now scheduled to be held on July 18, 1995) must give written notice thereof to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement not less than ninety days in advance of such meeting or, if later, the seventh day following the first public announcement of such meeting. Such written notice must contain the information required by Section 2.13 of Article II of the Company's By-Laws.

  In order to be eligible for inclusion in the Company's proxy statement and proxy card for the next annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals must be received by the Secretary of the appropriate Company no later than February 21, 1996. However, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by Section 2.13 of Article II of the Company's By-Laws, as referenced in the preceding paragraph. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's proxy statement.

                                          /s/ R.D. HUBBARD

                                          R.D. HUBBARD
                                          Chairman of the Board and
                                          Chief Executive Officer
                                          Hollywood Park, Inc.

- --------------------------------------------------------------------------------


PROXY

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 18, 1995

                              HOLLYWOOD PARK, INC.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Hollywood Park, Inc. (the "Company") dated June 20, 1995 and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints R.D. Hubbard or, in his absence, Warren B. Williamson, with full power of substitution in each, as attorneys and proxies of the undersigned.

  Said proxies are hereby given authority to vote all shares of common stock of Hollywood Park, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on July 18, 1995 at the Hollywood Park Casino (located adjacent to the principal executive offices of the Company), 1088 South Prairie Avenue, Inglewood, California 90301, at 10:00 a.m. and at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the following matters and in the manner designated below:

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED BELOW AS DIRECTORS OF THE COMPANY.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

- --------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --

- --------------------------------------------------------------------------------

1. Election of Eleven (11) Directors

   FOR all nominees listed to the right
   (except as marked to the contrary) [_]

   WITHHOLD AUTHORITY to vote for all
   nominees listed to the right [_]

NOMINEES: John J. Brunetti, R.D. Hubbard, J.R. Johnson, Howard W. Koch, Robert
   T. Manfuso, John V. Newman, Harry Ornest, Kjell H. Qvale, Lynn P. Reitnouer, Herman Sarkowsky and Warren B. Williamson

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided:

- --------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as the Board of Directors of the Company shall select and upon such other matters as may come before the Annual Meeting.

   FOR [_]     AGAINST [_]    ABSTAIN [_]

Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized offi-cer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an au-thorized person.

Dated: ___________________________________________________________________, 1995

- --------------------------------------------------------------------------------
                                  (Signature)

- --------------------------------------------------------------------------------
                          (Signature, if held jointly)

 PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-
                        ADDRESSED, POSTAGE PAID ENVELOPE
- --------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --